Exhibit 10.1

This Award is expressly conditioned upon the Required Conditions described in Section 12. If either of the Required Conditions does not occur for any reason, then this Award shall automatically terminate and be forfeited in its entirety for no consideration.

PERFORMANCE STOCK UNIT AWARD

PURSUANT TO THE

SONIDA SENIOR LIVING, INC. 2019 OMNIBUS STOCK AND INCENTIVE PLAN

This Performance Stock Unit Award Agreement (this “Agreement”) is made effective as of [•], 2026 (the “Grant Date”) by and between Sonida Senior Living, Inc., a Delaware corporation (the “Company”), and [•] (“Participant”). This Award is granted pursuant to and subject in all respects to the terms, definitions and provisions of the Sonida Senior Living, Inc. 2019 Omnibus Stock and Incentive Plan (as may be amended, restated, supplemented or modified, the “Plan”), which is incorporated herein by reference. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

1. Grant of Performance Stock Units. The Company hereby grants to the Participant an award of [•] Performance Stock Units (the “PSUs” or the “Award”). Each PSU represents the contingent right to receive one share of Common Stock (a “Share”), subject to the terms of this Agreement and the Plan. The PSUs will be credited to a bookkeeping account maintained for the Participant on the records of the Company.

2. Performance Period; Stock Price Hurdles. The performance period applicable to this Award (the “Performance Period”) begins on the date that is the first anniversary of the Grant Date and ends on the fourth anniversary of the Grant Date (the “Outside Date”); provided, that the Outside Date shall be extended for thirty (30) days if, at any time within 30 days prior to the fourth anniversary of the Grant Date, the closing price per Share reported by NYSE (or, if the Shares are not then listed on NYSE, the principal national securities exchange on which the Shares are then listed) exceeds a stock price hurdle set forth in Sections 4(a), 4(b) or 4(c) that has not yet been achieved during the Performance Period. During the Performance Period, PSUs will be earned and become vested only upon the achievement of the Stock Price hurdles set forth below, subject to the terms of this Agreement and the Plan.

3. Stock Price Measurement; 30-Day VWAP.

(a) For purposes of this Agreement, “Stock Price” means the volume-weighted average price per Share for the thirty (30) consecutive trading days ending on (and including) the applicable Measurement Date, as reported by NYSE (or, if the Shares are not then listed on NYSE, the principal national securities exchange on which the Shares are then listed), with volume and price data as reported by Bloomberg or, if unavailable, such other reliable source designated by the Committee in good faith and applied consistently.

(b) A “Measurement Date” is any trading day during the Performance Period. For the avoidance of doubt, each trading day during the Performance Period may serve as a potential Measurement Date for purposes of determining whether a hurdle has been achieved pursuant to Section 4.

4. Performance-Vesting Hurdles; Tranches. Subject to Section 6 (Change in Control) and Section 8 (Capitalization and Other Adjustments), PSUs shall be earned and become vested upon the first occurrence during the Performance Period of the Stock Price equaling or exceeding the following hurdles, determined as of a Measurement Date in accordance with Section 3, and subject to Participant’s continuous service through the applicable Measurement Date.

(a) Tranche 1: One-third (1/3) of the PSUs shall become earned and vested if the Stock Price is at least $40.11 per Share.

(b) Tranche 2: Two-thirds (2/3) of the PSUs (inclusive of any PSUs previously vested under Tranche 1) shall be earned and vested if the Stock Price is at least $53.48 per Share.

(c) Tranche 3: One hundred percent (100%) of the PSUs (inclusive of any PSUs previously vested under Tranche 1 or Tranche 2) shall be earned and vested if the Stock Price is at least $66.85 per Share.

(d) Vesting occurs only upon attainment of a hurdle specified above; no partial or interpolated vesting shall occur between hurdles. If more than one hurdle is attained during the Performance Period, the highest hurdle so attained shall govern and all lower tranches shall be deemed satisfied as of the earliest Measurement Date on which the highest hurdle was attained.

(e) Each tranche may be achieved only once. Following the attainment of a given tranche, subsequent declines in Stock Price shall not reverse vesting already achieved.

(f) Notwithstanding the foregoing, if the Participant’s continuous service with the Company and its Subsidiaries terminates during the Performance Period due to death or Disability, then 100% of the Award (inclusive of any PSUs previously vested under Section 4(a) or Section 4(b)) will immediately become earned and vested.

5. Settlement; Timing; Form of Payment. Subject to Section 10 (Withholding) and Section 11 (Section 409A), the Company shall settle the PSUs that become vested under this Agreement by issuing to the Participant a number of Shares equal to the number of PSUs that became vested, together with any associated dividend equivalents credited under Section 9 (Dividends; Rights as Stockholder), in each case within thirty (30) days following the applicable Measurement Date on which the relevant Stock Price hurdle is first attained. Settlement will be made in Shares, and Participant shall thereupon be the record owner of such Shares.

6. Change in Control.

(a) Tranche Determination by Reference to Change in Control Consideration. Notwithstanding anything to the contrary in this Agreement, if a Change in Control (as defined in the Plan) occurs prior to the Outside Date (and, if the Change in Control occurs prior to the first anniversary of the Grant Date, the Award is not converted, assumed, or replaced by a successor or survivor corporation or a parent or subsidiary thereof), the vesting of this Award shall be determined immediately prior to the consummation of the Change in Control by reference to the per-Share consideration payable in the Change in Control (determined in good faith by the Committee, including the value of any cash, securities and other property, and, in the case of contingent consideration, the present value thereof as reasonably determined by the Committee) (the “Change in Control Consideration”).

(b) Next-Highest-Tranche Rule. If the Change in Control Consideration equals a Stock Price hurdle specified in Section 4, the Award shall vest at the highest tranche attained. If the Change in Control Consideration falls between two hurdles, the Award shall vest at the next highest tranche above such Change in Control Consideration. For the avoidance of doubt, no interpolation shall apply and, if the Change in Control Consideration is below the lowest Stock Price hurdle set forth in Section 4(a), then no vesting shall occur as a result of the Change in Control under this Section 6.

(c) Good Leaver Termination Prior to a Change in Control. If the Participant incurs a Good Leaver Termination during the Change in Control Protection Period (provided that a Change in Control occurs prior to the Outside Date), any then-unvested portion of the Award held by the Participant as of such Good Leaver Termination will remain outstanding through the Change in Control Protection Period and shall vest

(if at all) as of immediately prior to a Change in Control as to any tranche with a Stock Price hurdle that is equal to or less than the Change in Control Consideration. For purposes of this Section 6:

(i) “Cause” means (A) a final, non-appealable conviction of the Participant for commission of a felony involving moral turpitude, (B) the Participant’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit and material harm to the Company’s reputation, or (C) the Participant’s willful failure or refusal to perform his or her duties if the Participant has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies the Participant in writing of such failure or refusal to perform.

(ii) “Change in Control Protection Period” means the period that begins six (6) months before a Change in Control and ends on the Change in Control.

(iii) “Good Leaver Termination” means the Participant’s involuntary termination without Cause or voluntary resignation for Good Reason.

(iv) “Good Reason” means any of the following events if the event is effected by the Company or a Subsidiary without the consent of the Participant: (A) a change in the Participant’s position with the Company or a Subsidiary which materially reduces the Participant’s level of responsibility; (B) a material breach by the Company or any Subsidiary of the terms of any material written agreement with the Participant; (C) a material diminution in the Participant’s title, authority, duties or responsibilities; or (D) a relocation of the Participant’s principal place of employment by more than twenty-five (25) miles; provided, however, that the Participant must notify the Company within ninety (90) days of the occurrence of any of the foregoing events that the Participant considers to be a “Good Reason” event, and provide the Company with at least thirty (30) days in which to cure the condition. If the Participant fails to provide this notice and cure period prior to the Participant’s resignation, or resigns more than six (6) months after the initial existence of the condition, the Participant’s resignation will be deemed not to be for “Good Reason.”

(d) Timing of Settlement. Any PSUs that vest under this Section 6 shall be settled within 30 days following the Change in Control.

7. Forfeiture. Any portion of the Award that has not vested on or before the Outside Date shall automatically be forfeited for no consideration, and the Award shall thereupon terminate. Except as otherwise provided in Section 4(f) and Section 6(c), if the Participant’s continuous service with the Company and its Subsidiaries ends for any reason, all then-unvested PSUs covered by this Award will be forfeited without consideration, and the Award shall thereupon terminate. In the event of a Good Leaver Termination, all unvested PSUs covered by this Award that remain outstanding pursuant to Section 6(c) shall be forfeited for no consideration, and the Award shall terminate, on the earlier to occur of (a) the date that is six months and one day following the Good Leaver Termination, if a Change in Control has not occurred prior to such date, and (b) a Change in Control, solely to the extent that such unvested PSUs may become vested based on a Stock Price hurdle set forth in Sections 4(a), 4(b) or 4(c) that exceeds the Change in Control Consideration.

8. Capitalization and Other Adjustments. In the event of any equity restructuring or other change in the Company’s capitalization as described in Article 10 of the Plan, the Committee shall make equitable adjustments to the number and kind of securities subject to this Award and/or to the Stock Price hurdles set forth in Section 4, in each case as determined in accordance with the Plan and, to the extent applicable, in a manner intended to avoid adverse tax consequences under Section 409A.

9. Dividends; Rights as Stockholder. If the Company pays a cash dividend in respect of its outstanding Common Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Award that have not vested and been settled in accordance with Section 5 (Settlement; Timing; Form of Payment), the Company shall notionally credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of shares of Common Stock related to the portion of the PSUs that have not been settled or forfeited as of such record date; provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the PSUs are delivered to the Participant in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to stockholders of the Company. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.

10. Withholding. As set forth in Section 14.3 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with this Award and the vesting and settlement of any PSUs covered by this Award.

11. Section 409A. This Award is intended to qualify for the “short-term deferral” exception under Section 409A of the Internal Revenue Code (“Section 409A”) and shall be administered and interpreted consistent with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A, then, (a) if the Participant is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his or her “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (i) the date that is six (6) months following the Participant’s separation from service and (ii) the Participant’s death; and (b) in order to make payment upon a Change in Control, the transaction or event described above with respect to the Award must also constitute a “change in ownership,” a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5). Notwithstanding the foregoing, the Company makes no representation or covenant to maintain such exemption and shall not be liable for any taxes, penalties, interest or other costs that may be imposed on Participant under Section 409A. Each payment and delivery hereunder is intended to constitute a separate payment for purposes of Section 409A.

12. Condition Precedent. Notwithstanding any other provision of this Agreement, this Award is expressly conditioned upon (a) the requisite approval by the Company’s stockholders of an increase to the share reserve under the Plan on or before December 31, 2026 (the “Stockholder Approval”) and (b) the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 4, 2025, by and among the Company, SSL Sparti LLC, Sparti Merger Sub, Inc., CNL Healthcare Properties, Inc. (“CHP”) and CHP Merger Corp., which provides for, among other things, a business combination of the Company and CHP (the “CHP Transaction” and with the Stockholder Approval, the “Required Conditions”). If either of the Required Conditions does not occur for any reason, then this Award shall automatically terminate and be forfeited in its entirety for no consideration.

13. No Transfers Permitted. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant, and any shares of Common Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the PSUs have become earned and vested as provided in this Agreement and (b) the Shares have been settled and issued to the Participant in accordance with the terms of the Plan and this Award.

14. Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Award if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

15. Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

16. Clawback Policy. If Participant is covered under the Company’s Compensation Recovery Policy (as the same may be amended or restated, the “Clawback Policy”) and/or the Company’s Supplemental Compensation Recovery Policy (as the same may be amended or restated, the “Supplemental Clawback Policy”), the PSUs, any shares of Common Stock issued in settlement of the PSUs, and any proceeds, gains or other economic benefit actually or constructively received by Participant upon the sale of any such shares of Common Stock shall be subject to the provisions of, as applicable, the Clawback Policy and/or the Supplemental Clawback Policy.

17. Interpretation. If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.

18. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant, by accepting this Award, agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant, by accepting this Award, hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

19. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate of the Company) of any personal data information related to the PSUs awarded under this Award for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

20. No Right to Employment or Service. Nothing in this Award shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s continuous service at any time, for any reason and with or without Cause.

21. Governing Law. All questions concerning the construction, validity and interpretation of this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

22. Counterparts. This Award may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Electronic acceptance and signatures shall have the same force and effect as original signatures.

23. No Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of PSUs made under this Award is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Award are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

24. Entire Agreement; Amendment. This Award and the Plan contain the entire agreement between the parties hereto with respect to this Award, and supersede all prior agreements or prior understandings, whether written or oral, between the Company and the Participant relating to this Award; provided, however, that the terms of this Award shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or a Subsidiary of the Company) and the Participant in effect as of the date a determination is to be made under this Award. This Award may be modified or amended by a writing signed by both the Company and the Participant.

25. Construction. Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

[Signature Page Follows]

This Performance Stock Unit Award Agreement has been executed as of the date first set forth above.

SONIDA SENIOR LIVING, INC.

By:
Name:
Title:

PARTICIPANT

Name: